As filed with the Securities and Exchange Commission on January 29, 1998

                                                    Registration No. 333-_______


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                             -----------------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                              HEILIG-MEYERS COMPANY

             (Exact name of registrant as specified in its charter)
                                    Virginia
         (State or other jurisdiction of incorporation or organization)
                                   54-0558861
                     (I.R.S. employer identification number)

                            12560 West Creek Parkway
                            Richmond, Virginia 23238
                                 (804) 784-7300
               (Address, including zip code, and telephone number,
                 including area code, of registrant's principal
                               executive offices)
                             -----------------------
                            David W. Robertson, Esq.
                     McGuire, Woods, Battle & Boothe, L.L.P.
                                One James Center
                              901 East Cary Street
                            Richmond, Virginia 23219
                                 (804) 775-1000
                     (Name, address, including zip code, and
                    telephone number, including area code, of
                               agent for service)
                             -----------------------
                                   Copies to:

                               Elizabeth R. Perdue
                              McBride Baker & Coles
                       500 West Madison Street, 40th Floor
                          Chicago, Illinois 60661-2511


         Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

         If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                                              CALCULATION OF REGISTRATION FEE
                                                                    Proposed           Proposed
                 Title of Each                                       Maximum            Maximum
              Class of Securities                  Amount to be   Offering Price   Aggregate Offering       Amount of
               to be Registered                     Registered     Per Share(1)        Price (2)         Registration Fee
               ----------------                     ----------     ------------        ---------         ----------------
Common Stock of Heilig-Meyers Company (par
value $2 per share) (1)                              2,019,182       $12.375           $24,987,377         $7,371.28


         (1) Each share of Common Stock being registered hereunder includes a preferred share purchase right.

         (2) Calculated pursuant to Rule 457(c) under the Securities Act of 1933, based on the average high/low price of Heilig-Meyers Company Common Stock on January 28, 1998.

                           --------------------------

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

         INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                  SUBJECT TO COMPLETION, DATED JANUARY 29, 1998

                                2,019,182 shares

                              HEILIG-MEYERS COMPANY

                                  COMMON STOCK

         This Prospectus relates to 2,019,182 shares (the "Shares") of common stock, $2 par value per share (the "Common Stock") of Heilig-Meyers Company (the "Company"), which may be offered from time to time by the selling stockholders named herein (the "Selling Stockholders"). The Common Stock is listed on the New York Stock Exchange (the "NYSE") and the Pacific Exchange, Inc. (the "PE") under the trading symbol "HMY." On January 28, 1998 the last reported sale price of the Common Stock on the New York Stock Exchange was $12 7/16 per share.

         The Selling Stockholders have advised the Company that the Shares may be sold from time to time in transactions on the NYSE or PE or in negotiated transactions, in each case at prices satisfactory to the Selling Stockholders. (See "Plan of Distribution.")


          THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
           SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
            COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION
               OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
                  ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY
                        REPRESENTATION TO THE CONTRARY IS
                               A CRIMINAL OFFENSE.


                 The date of this Prospectus is         , 1998.

                              AVAILABLE INFORMATION

         The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549; and at the Commission's regional offices at 500 West Madison Street, Chicago, Illinois 60606; and 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can be obtained by mail from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Commission also maintains a World Wide Web site at http://www.sec.gov containing reports, proxy and information statements and other information regarding registrants, such as the Company, that file electronically with the Commission. The Company's common stock is listed on the New York and Pacific Exchanges, and such material may also be inspected at the offices of the New York Stock Exchange, 20 Broad
Street, New York, New York 10005 and the Pacific Exchange, Inc., 301 Pine Street, San Francisco, California 94104.

         The Company has filed with the Commission a Registration Statement on Form S-3 (herein, together with all amendments and exhibits, referred to as the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), of which this Prospectus constitutes a part. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. For further information, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents filed with the Commission by the Company are hereby incorporated by reference into this Prospectus:

          (a) the annual report on Form 10-K for the fiscal year ended February 28, 1997;
          (b) the annual report on Form 10-K/A, Amendment No. 1, for the fiscal year ended February 28, 1997;
          (c) the quarterly report on Form 10-Q for the quarterly periods ended May 31, 1997, August 31, 1997 and November 30, 1997;
          (d) the quarterly report on Form 10-Q/A, Amendment No. 1, for the quarterly period ended May 31, 1997;
          (e) the current reports on Form 8-K dated April 10, 1997, July 17, 1997, August 7, 1997, August 13, 1997 and December 24,
                    1997;
          (f)       the current report on Form 8-K/A dated February 24, 1997;
          (g) the description of the Common Stock contained in the Registration Statement on Form 8-A filed with the Commission on April 26, 1983 (File No. 1-8484), as amended by amendments on Form 8, filed with the Commission on April 9, 1985, February 23, 1988, September 20, 1989, July 31, 1990,
                    August 6, 1992 and July 28, 1994, respectively (File No. 1-8484); and
          (h) the description of the Rights to Purchase Preferred Stock, Series A contained in the Registration Statement on Form 8-A filed with the Commission on February 23, 1988 (File No. 1-8484) as amended by an amendment on Form 8 filed with the Commission on September 20, 1989 (File No. 1-8484).

         All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the Shares shall be deemed to be incorporated by reference into this Prospectus and to be a part hereof from the respective dates of filing of such documents. Any statement contained herein or in a document all or any portion of which is incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such earlier statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

         The Company will provide without charge to any person to whom this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the foregoing documents incorporated herein by reference (other than certain exhibits to such documents). Requests for such copies should be directed to Heilig-Meyers Company, 12560 West Creek Parkway, Richmond, Virginia 23238; Attention: Paige H. Wilson, Secretary, telephone (804) 784- 7500.

                              HEILIG-MEYERS COMPANY

                                    BUSINESS


General

         The Company is the nation's largest publicly held specialty retailer of home furnishings with 1,189 stores (as of December 31, 1997) in 38 states, Washington, D.C. and Puerto Rico. The Company currently operates stores under five formats. The "Heilig-Meyers" name is associated with the Company's historical format with a majority of the stores operating in smaller markets with a broad line of merchandise. The Company's Heilig- Meyers stores are primarily located in small towns and rural markets in the Southeast, Southcentral, Midwest, West, Northwest and Southwest of the continental United States. All of the Company's Puerto Rico stores operate under the "Berrios" name. The Berrios format is similar to the format used by the stores operated under the "Heilig- Meyers" name. The "Rhodes" name is used for the 100 stores operated by Rhodes, Inc., which was acquired by the Company on December 31, 1996. The Rhodes retailing strategy is selling quality furniture to a broad base of middle income customers. The Rhodes stores are primarily located in the midsized markets and metropolitan areas of 14 southern, midwestern and western states. "The RoomStore" name and format is utilized for 23 stores in Texas, Washington and Oregon, 10 of which were acquired in February 1997, 8 of which were converted from former Rhodes stores and 5 of which were converted from former Heilig-Meyers stores. Stores using The RoomStore format display and sell furniture in complete room packages, which are arranged by professional designers and sell at a value if purchased as a group. The "Mattress Discounters" name is used for 171 retail bedding stores acquired in July 1997. The Mattress Discounters stores are located in ten states and Washington, D.C. The "Bedding Experts" name is used for 54 retail bedding stores acquired in January 1998. The Bedding Experts stores are located in Illinois, Indiana, Wisconsin and South Dakota. As a result of the acquisition of Rhodes, The RoomStore and Mattress Discounters, the Company now has the ability to expand by matching operating formats to markets with appropriate demographic and competitive factors. The Company expects to expand these formats as appropriate markets are identified.

         The Company's executive offices are located at 12560 West Creek Parkway, Richmond, Virginia 23238. The telephone number is (804) 784-7500.


                                 USE OF PROCEEDS

         The Company will not receive any of the proceeds from the sale of the Shares by the Selling Stockholders.

                              SELLING STOCKHOLDERS

         The following table sets forth certain information as of the date of this Prospectus with respect to shares of Common Stock owned by the Selling Stockholders which are covered by this Prospectus. The number of shares of Common Stock offered pursuant to this Prospectus for the account of the Selling Stockholders equals the total number of shares of Common Stock owned by the Selling Stockholders as of the date of this Prospectus. No Selling Stockholder owns one percent or more of the outstanding Common Stock.

                             Common Stock Ownership
                              Prior to The Offering

Name of Selling Stockholder                        Number(1)
---------------------------                        -------

  Robert J. D'Amico                               1,009,591

  Joseph Graziano                                 1,009,591

-------------------
         1. Includes shares placed in escrow (100,959 shares by each of Mr. D'Amico and Mr. Graziano), which are being held to secure certain indemnification obligations of Messrs. D'Amico and Graziano with respect to representations and warranties made by The Bedding Experts, Inc., an Illinois corporation ("Bedding Experts") in connection with its acquisition by the Company.



         In connection with the merger of Bedding Experts with a wholly-owned subsidiary of the Company, Mr. D'Amico entered an employment agreement pursuant to which he will serve as Regional Vice President of Bedding Experts for an initial term ending February 28, 2000, with automatic annual one-year extensions thereafter, unless either party notifies the other at least five months in advance that it does not wish to extend the term. Mr. D'Amico's annual salary is initially $175,000, which will be reviewed on an annual basis and may be increased, but not decreased.

                              PLAN OF DISTRIBUTION

         The Selling Stockholders have advised the Company that they may offer Shares from time to time depending on market conditions and other factors, in one or more transactions on the NYSE, PE or other national securities exchanges on which the Shares are traded, or in negotiated transactions, at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Sales of Shares may involve (i) block transactions in which the broker or dealer so engaged will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction, (ii) purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this Prospectus, (iii) ordinary brokerage transactions and transactions in which a broker solicits purchasers and (iv) privately negotiated transactions. To the extent required, this Prospectus may be amended and supplemented from time to time to describe a specific plan of distribution. In connection with the distribution of the Shares or otherwise, the Selling Stockholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Common Stock in the course of hedging the position they assume with the Selling Stockholders. The Selling Stockholders may also sell the Common Stock short and redeliver the Shares to close out such short positions. The Selling Stockholder may also enter into option or other transactions with broker-dealers which require delivery to such broker-dealer of Shares offered hereby, which Shares such broker-dealer may resell pursuant to this Prospectus (as supplemented or amended to reflect such transaction). The Selling Stockholders may also pledge shares to a broker-dealer and, upon a default, such broker-dealer may effect sales of the pledged shares pursuant to this Prospectus (as supplemented or amended to reflect such transaction). In addition, any shares that qualify for sale pursuant to Rule 144 may be sold under Rule 144 rather than pursuant to this Prospectus.

         Brokers and dealers may receive compensation in the form of concessions or commissions from the Selling Stockholders and/or purchasers of Shares for whom they may act as agent (which compensation may be in excess of customary commissions). The Selling Stockholders and any broker or dealer that participates in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by a broker or dealer may be deemed to be underwriting discounts and commissions under the Securities Act.

         The Company has advised the Selling Stockholders that Regulation M under the Exchange Act may apply to sales of Shares and to the activities of the Selling Stockholders or broker-dealers in connection therewith.

         Pursuant to the Registration Rights Agreement, dated as of January 2, 1998, by and among the Company and the Selling Stockholders (the "Registration Rights Agreement"), the Company will pay registration expenses in connection with the registration of the Shares. The Selling Stockholders and the Company have agreed to indemnify each other against certain civil liabilities, including certain liabilities under the Securities Act.

                             VALIDITY OF SECURITIES

         The validity of the Shares to which this Prospectus relates will be passed upon for the Company by McGuire, Woods, Battle & Boothe LLP, Richmond, Virginia, which serves as general counsel to the Company. As of January 28, 1998, partners and associates of McGuire, Woods, Battle & Boothe LLP, who performed services in connection with the offering made by this Prospectus, owned of record and beneficially 2,574 shares of Common Stock. Robert L. Burrus, Jr., a director of the Company, is a partner of that firm.

                                     EXPERTS

         The consolidated financial statements and the related financial statement schedule incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and have been so incorporated in reliance upon the report of such firm given their authority as experts in accounting and auditing.

         The consolidated financial statements of Rhodes, Inc as of February 29, 1996 and February 28, 1995 and for the three years ended February 29, 1996 incorporated by reference in this Prospectus from the Company's current report on Form 8-K/A dated February 24, 1997 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

         The financial statements of the Weberg Division (a division of Weberg Enterprises, Inc., which was acquired by Rhodes, Inc. on November 1, 1995) as of December 1994 and for the year then ended incorporated in this Prospectus by reference from the Company's current report on Form 8-K/A dated February 24, 1997 have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report with respect thereto and are incorporated herein by reference in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution

    SEC registration fee......................................       $  7,371
    Accountants' fees and expenses............................          5,000
    Attorneys' fees and expenses..............................          5,000
    Printing and engraving expenses...........................          2,000
    Miscellaneous.............................................          1,629
                                                                      -------
         Total................................................       $ 21,000
                                                                      =======
--------------

       All fees and expenses other than the SEC registration fee are estimated.

Item 15.  Indemnification of Directors and Officers

    Article V of the Restated Articles of Incorporation of the Company provides:

     1. Definitions. For purposes of this Article the following definitions shall apply:

         (a) "Corporation" means this Corporation only and no predecessor entity or other legal entity;

         (b) "expenses" include counsel fees, expert witness fees, and costs of investigation, litigation and appeal, as well as any amounts expended in asserting a claim for indemnification;

         (c) "liability" means the obligation to pay a judgment, settlement, penalty, fine, or other such obligation, including, without limitation, any excise tax assessed with respect to an employee benefit plan;

         (d) "legal entity" means a corporation, partnership, joint venture, trust, employee benefit plan or other enterprise;

         (e) "predecessor entity" means a legal entity the existence of which ceased upon its acquisition by the Corporation in a merger or otherwise; and

         (f) "proceeding"  means any threatened,  pending,  or completed action,
suit,   proceeding  or  appeal  whether  civil,   criminal,   administrative  or
investigative and whether formal or informal.

     2. Limit On Liability. In every instance permitted by the Virginia Stock Corporation Act, as it exists on the date hereof or may hereafter be amended, the liability of a director or officer of the Corporation to the Corporation or its shareholders arising out of a single transaction, occurrence or course of conduct shall be eliminated.

     3. Indemnification of Directors and Officers. The Corporation shall indemnify any individual who is, was or is threatened to be made a party to a proceeding (including a proceeding by or in the right of the Corporation) because such individual is or was a director or officer of the Corporation or because such individual is or was serving the Corporation or any other legal entity in any capacity at the request of the Corporation while a director or officer of the Corporation against all liabilities and reasonable expenses incurred in the proceeding, except such liabilities and expenses as are incurred because of such individual's willful misconduct or knowing violation of the criminal law. Service as a director or officer of a legal entity controlled by the Corporation shall be deemed service at the request of the Corporation. The determination that indemnification under this Section 3 is permissible and the evaluation as to the reasonableness of expenses in a specific case shall be made, in the case of a director, as provided by law, and in the case of an officer, as provided in Section 4 of this Article; provided, however, that if a majority of the directors of the Corporation has changed after the date of the alleged conduct giving rise to a claim for indemnification, such determination and evaluation shall, at the option of the person claiming indemnification, be made by special legal counsel agreed upon by the Board of Directors and such person. Unless a determination has been made that indemnification is not permissible, the Corporation shall make advances and reimbursements for expenses incurred by a director or officer in a proceeding upon receipt of an undertaking from such director or officer to repay the same if it is ultimately determined that such director or officer is not entitled to indemnification. Such undertaking shall be an unlimited, unsecured general obligation of the director or officer and shall be accepted without reference to such director's or officer's ability to make repayment. The termination of a proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent shall not of itself create a presumption that a director or officer acted in such a manner as to make such director or officer ineligible for indemnification. The Corporation is authorized to contract in advance to indemnify and make advances and reimbursements for expenses to any of its directors or officers to the same extent provided in this Section.

     4. Indemnification of Others. The Corporation may, to a lesser extent or to the same extent that it is required to provide indemnification and make advances and reimbursements for expenses to its directors and officers pursuant to
Section 3, provide indemnification and make advances and reimbursements for expenses to its employees and agents, the directors, officers, employees and agents of its subsidiaries and predecessor entities, and any person serving any other legal entity in any capacity at the request of the Corporation, and may contract in advance to do so. The determination that indemnification under this
Section 4 is permissible, the authorization of such indemnification and the evaluation as to the reasonableness of expenses in a specific case shall be made as authorized from time to time by general or specific action of the Board of Directors, which action may be taken before or after a claim for indemnification is made, or as otherwise provided by law. No person's rights under Section 3 of this Article shall be limited by the provisions of this Section 4.

     5. Miscellaneous. The rights of each person entitled to indemnification under this Article shall inure to the benefit of such person's heirs, executors and administrators. Special legal counsel selected to make determinations under this Article may be counsel for the Corporation. Indemnification pursuant to this Article shall not be exclusive of any other right of indemnification to which any person may be entitled, including indemnification pursuant to a valid contract, indemnification by legal entities other than the Corporation and indemnification under policies of insurance purchased and maintained by the Corporation or others. However, no person shall be entitled to indemnification by the Corporation to the extent such person is indemnified by another, including an insurer. The Corporation is authorized to purchase and maintain insurance against any liability it may have under this Article or to protect any of the persons named above against any liability arising from their service to the Corporation or any other legal entity at the request of the Corporation regardless of the Corporation's power to indemnify against such liability. The provisions of this Article shall not be deemed to preclude the Corporation from entering into contracts otherwise permitted by law with any individuals or legal entities, including those named above. If any provision of this Article or its application to any person or circumstance is held invalid by a court of competent jurisdiction, the invalidity shall not affect other provisions or applications of this Article, and to this end the provisions of this Article are severable.

     6. Application; Amendments. The provisions of this Article shall be applicable from and after its adoption even though some or all of the underlying conduct or events relating to a proceeding may have occurred before its adoption. No amendment, modification or repeal of this Article shall diminish the right provided hereunder to any person arising from conduct or events occurring before the adoption of such amendment, modification or repeal.

     The Company maintains liability insurance which may provide indemnification, including indemnification against liabilities under the Securities Act of 1933, to the officers and directors of the Company in certain circumstances.

Item 16.  Exhibits

 4.1 Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(a) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1990 (No. 1-8484), are incorporated herein by this reference.

 4.2 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 4 to Company's Form 8 (Amendment No. 5 to Form 8-A filed April 26, 1983) filed August 6, 1992 (No. 1-8484), are incorporated herein by this reference.

 4.3 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(c) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1993 (No.
         1-8484), are incorporated herein by this reference.

 4.4 Articles of Amendment to Company's Restated Articles of Incorporation, filed with the Commission as Exhibit 3(d) to Company's Annual Report on Form 10-K for the fiscal year ended February 28, 1995 (No.
         1-8484), are incorporated herein by this reference.

 4.5 Company's By-laws, as amended and restated on December 3, 1997, filed with the Commission as Exhibit 3(a) to Company's Quarterly Report on Form 10-Q for the quarter ended November 30, 1997 (No. 1- 8484), are incorporated herein by this reference.

 4.6 Rights Agreement dated as of February 17, 1988 (the "Rights Agreement") between the Company and Crestar Bank, filed with the Commission as Exhibit (2) to Company's Registration Statement on Form 8-A dated February 19, 1988 (No. 1-8484), is incorporated herein by this reference.

 4.7 Supplements Nos. 1-4 dated September 15, 1989 to Rights Agreement filed with the Commission as Exhibits 2(a)-(d) to Form 8 (No. 1-8484) filed with the Commission on September 20, 1989, are incorporated herein by this reference.

 5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to the validity of the Shares.

23.1     Consent of Deloitte & Touche LLP.

23.2     Consent of McGuire,  Woods,  Battle & Boothe LLP  (included  as part of
         Exhibit 5.1).

23.3     Consent of Arthur Andersen LLP.

23.4     Consent of Deloitte & Touche LLP.

24.1     Power of Attorney (see signature page).

Item 17.  Undertakings

     1. The undersigned registrant hereby undertakes:

         (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to
Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

         (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     2. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrants' annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond and Commonwealth of Virginia, on January 29, 1998.


                                        HEILIG-MEYERS COMPANY

                                        By:      /s/ William C. DeRusha
                                                 ----------------------------
                                                 William C. DeRusha
                                                 Chairman of the Board
                                                 Principal Executive Officer

                                Power of Attorney

     Each individual  whose signature  appears below appoints William C. DeRusha and Troy A. Peery,  Jr., and each of them, as such  individual's true and lawful
attorneys-in-fact  and  agents  with  full  power  of  substitution,   for  such
individual  and in his or her name,  place and stead,  in any and all capacities
stated  below,  to  sign  any  and  all  amendments  (including   post-effective
amendments)  to  this  registration  statement  and any  registration  statement related to the offering  contemplated by this registration  statement that is to be effective  upon filing  pursuant to Rule 462(b) under the  Securities  Act of
1933,  as amended,  and to file the same,  with all  exhibits  thereto,  and all documents in connection therewith,  with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done,  as fully to all intents and purposes as he or she might or could do in person to enable the  Company to comply with the  Securities  Act of 1933 and all requirements of the Securities and Exchange Commission.

     Pursuant to the  requirements  of the  Securities  Act,  this  registration statement has been signed below by the following  persons in the  capacities and on the date indicated.
   Signature                                                Title                   Date
   ---------                                                -----                   ----
/s/ William C. DeRusha                         Chairman of the Board;               January 22, 1998
---------------------------------              Principal Executive
William C. DeRusha                             Officer; Director



/s/ Troy A. Peery, Jr.                         President; Director                  January 29, 1998
---------------------------------
Troy A. Peery, Jr.



/s/ Roy B. Goodman                             Senior Vice President                January 29, 1998
---------------------------------              and Chief Financial
Roy B. Goodman                                 Officer; Principal
                                               Financial Officer



/s/ William J. Dieter                          Senior Vice President,               January 29, 1998
----------------------------------             Accounting; Principal
William J. Dieter                              Accounting Officer



                                      II-5



/s/ Hyman Meyers                               Director                             January 22, 1998
----------------------------------
Hyman Meyers



/s/ S. Sidney Meyers                           Director                             January 29, 1998
----------------------------------
S. Sidney Meyers



/s/ Nathaniel Krumbein                         Director                             January 29, 1998
----------------------------------
Nathaniel Krumbein



/s/ Alexander Alexander                        Director                             January 29, 1998
----------------------------------
Alexander Alexander



/s/ Robert L. Burrus, Jr.                      Director                             January 29, 1998
----------------------------------
Robert L. Burrus, Jr.



/s/ Benjamin F. Edwards, III                   Director                             January 29, 1998
----------------------------------
Benjamin F. Edwards, III



/s/ Alan G. Fleischer                          Director                             January 23, 1998
----------------------------------
Alan G. Fleischer



/s/ Lawrence N. Smith                          Director                             January 22, 1998
----------------------------------
Lawrence N. Smith



/s/ Charles A. Davis                           Director                             January 21, 1998
----------------------------------
Charles A. Davis



/s/ Beverley E. Dalton                         Director                             January 23, 1998
----------------------------------
Beverley E. Dalton



/s/ Eugene P. Trani                            Director                             January 29, 1998
----------------------------------
Eugene P. Trani


/s/ L. Douglas Wilder                          Director                             January 22, 1998
----------------------------------
L. Douglas Wilder

                                  EXHIBIT INDEX

Exhibit
  No.                 Description
-------               -----------
 5.1 Opinion and consent of McGuire, Woods, Battle & Boothe LLP as to the validity of the Shares.

23.1       Consent of Deloitte & Touche LLP.

23.2       Consent of McGuire,  Woods,  Battle & Boothe LLP (included as part of
           Exhibit 5.1).

23.3       Consent of Arthur Andersen LLP.

23.4       Consent of Deloitte & Touche LLP.

24.1       Power of Attorney (see signature page).